EXHIBIT 99a

Mera Pharmaceuticals, Inc.

Balance Sheet

As of September 8, 2021

Sep 8, 21
ASSETS	0.00
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	38,649.08
Total Accounts Payable	38,649.08
Total Current Liabilities	38,649.08
Total Liabilities	38,649.08
Equity
Preferred Stock - Series A	1.00
Preferred Stock - Series B	1.00
Common Stock	54,777.00
Additional Paid-in Capital	7,968,873.00
Treasury Stock	-2,025.00
Retained Earnings	-8,052,317.00
Net Income	-7,959.08
Total Equity	-38,649.08
TOTAL LIABILITIES & EQUITY	0.00